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                                  EXHIBIT 11


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                  ALEX. BROWN INCORPORATED AND SUBSIDIARIES

                      Calculation of Earnings Per Share
                   (in thousands, except per share amounts)



                                Year Ended        Year Ended        Year Ended
                                 12/31/93          12/31/92          12/31/91
                             ----------------- ----------------- -----------------

                                       Fully             Fully             Fully
                             Primary  Diluted  Primary  Diluted  Primary  Diluted
                             -------- -------- -------- -------- -------- --------

Weighted average shares
  outstanding:
    Common stock               15,570   15,570   15,300   15,300   14,867   14,867
    Stock options                 346      420      442      473      613      898
    Convertible subordinated
      debentures                   --    1,819       --    1,291       --    1,211
                             -------- -------- -------- -------- -------- --------
                               15,916   17,809   15,742   17,064   15,480   16,976
                             -------- -------- -------- -------- -------- --------
                             -------- -------- -------- -------- -------- --------


Net earnings for
  calculating earnings
  per share:
    Net earnings              $89,226  $89,226  $58,611  $58,611  $51,952  $51,952
    Interest expense on
      convertible
      subordinated
      debentures, net of tax       --    1,495       --    1,080       --      997
                             -------- -------- -------- -------- -------- --------
                              $89,226  $90,721  $58,611  $59,691  $51,952  $52,949
                             -------- -------- -------- -------- -------- --------
                             -------- -------- -------- -------- -------- --------


Earnings per share            $  5.61  $  5.09  $  3.72  $  3.50  $  3.36  $  3.12
                             -------- -------- -------- -------- -------- --------
                             -------- -------- -------- -------- -------- --------
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